Exhibit 3.2

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

FIRST CITIZENS BANC CORP

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

FIRST CITIZENS BANC CORP

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

FIRST CITIZENS BANC CORP

ARTICLE I

Offices

Section 1. Principal Office. The principal office of the Corporation shall be at such place in the City of Sandusky, Ohio, as may be designated from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held between the hours of 8:00 a.m. and 5:00 p.m. on the third Tuesday of April of each year, but if a legal holiday, then on the next business day following, or at such other time as may be fixed by the Board of Directors.

Section 2. Special Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board of Directors, the President, a majority of the Board of Directors acting with or without a meeting, or shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of the Corporation.

Section 3. Place of Meetings. Meetings of shareholders shall be held at the main office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 4. Notice of Meetings. Unless waived, notice of each annual or special meeting shall be given in accordance with applicable law to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date thereof is duly fixed, of record as of said date. Notice of such meeting shall be given or mailed, postage prepaid, at least seven (7) and not more than sixty (60) days prior to the date of the meeting. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the Corporation, and notice so given shall be effective as to all the holders of record of such shares.

Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the Corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

Section 7. Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, proposals by shareholders shall be considered if advance notice thereof has been timely given as provided in this Section 7 and such proposals are otherwise proper for consideration under applicable law, the Articles of Incorporation of the Corporation and these Regulations. Notice of any proposal to be presented by any shareholder shall be given in writing to the Secretary of the Corporation and received at the Corporation’s principal executive offices, not less than 60 nor more than 90 days prior to the shareholder’s meeting; provided, however, that in the event that less than 75 days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder’s intent to make such proposal must be received by the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was given or such public disclosure was made. Any shareholder who gives notice of any such proposal shall deliver therewith (a) the text of the proposal to be presented, (b) a brief written statement of the reasons why such shareholder favors the proposal, (c) such shareholder’s name and record address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder, and (d) any material interest of such shareholder in the proposal (other than as a shareholder). The person presiding at the meeting in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice under this Section 7 has not been given. No proposals by shareholders shall be considered at any special meeting of shareholders unless the special meeting was called for the purpose of considering such proposal. If, pursuant to law or rule of the Securities and Exchange Commission, the Corporation is required to set forth a proposal of a shareholder in its proxy statement, the provisions of such law or rule, to the extent applicable, shall prevail over any conflicting provisions of this Section 7 with respect to that shareholder’s proposal.

Section 8. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE III

Directors

Section 1. Number and Term. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors, no member of which shall be of the age of seventy-five (75) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on the Board of Directors; provided, however, that such age qualification shall not apply to any person who may be serving as a member of the Board of Directors on April 14, 1997. The number of directors of the Corporation shall not be less than five nor more than twenty-five, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Regulations, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

Members of the Board of Directors shall be elected each year at the annual meeting of stockholders to a one-year term. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the directors and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2. Nominations. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 14 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice of stockholder nomination be received by the Secretary of the Corporation less than seven (7) days prior to the stockholder meeting. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposed to nominate for the election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.

Section 3. Removal. Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of directors. Notwithstanding the above, if, in the event of any proposed business combination transaction, as defined in Article Eighth of the Articles of Incorporation, the affirmative vote of eighty percent (80%) shall be required to remove any or the entire Board of Directors.

ARTICLE IV

Meetings and Compensation of Directors

Section 1. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders’ meeting at which directors are elected, or within ten (10) days thereafter, and notice of such meeting need not be given.

The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, a Vice President, or any two members of the Board.

Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which the meeting is to be held, or shall be given to him in any other manner permitted by applicable law within the time limits specified in such law. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if duly waived by him whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

Meetings of the Board shall be held at the office of the Corporation, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.

Section 2. Quorum. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting until a quorum shall be present.

Section 3. Action Without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 4. Compensation. The directors, as such, shall not receive any salary for their services, but by resolution of a majority of the stockholders entitled to vote for the election of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable; additional compensation may be allowed to directors for special services rendered as the Board may deem reasonable.

Section 5. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

ARTICLE V

Committees

Section 1. Executive Committee. The Board of Directors of the Corporation may form an Executive Committee of the Board of Directors and designate at least three of its members to constitute the members of such Executive Committee. The Board of Directors may also designate one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, except that the Executive Committee shall not have the power or authority to fill vacancies in the Board of Directors or in any committee of the Directors.

Section 2. Other Committees. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as it may provide.

ARTICLE VI

Officers

Section 1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Resolutions to be executed, acknowledged or verified by two or more officers. If no such Chairman of the Board is elected by the Board of Directors, the President of the Corporation shall act as presiding officer of the Corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistance officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

Section 2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

A vacancy in any office, however created, may be filled by the Board of Directors.

ARTICLE VII

Duties of Officers

Section 1. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Ohio Revised Code.

Section 2. Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or the Ohio Revised Code.

Section 3. President. The President shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Ohio Revised Code and such others as the Board of Directors may from time to time assign to him.

Section 4. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as an “Executive Vice President”.

Section 5. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.

Section 6. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 8. Duties of Officers may be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE VIII

Indemnification

The Corporation shall indemnify, to the full extent permitted or authorized by applicable law, as it may from time to time be amended, any person made or threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of a bank, or other corporation, partnership, joint venture, trust or other enterprise, provided, however, that such person has acted in good faith and in a manner that the person reasonably believed to be in and not opposed to the best interest of the

Corporation and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful, and provided further that the Corporation shall not indemnify a person with respect to such person’s willful misconduct. As a condition precedent to the indemnification provided by this Article VIII, the person to be indemnified must first: (1) promptly notify the President or the Secretary of the Corporation of any actual or potential action, suit or proceeding; and (2), except with respect to a criminal proceeding, authorize and permit the Corporation, in its sole discretion, to choose any legal counsel to defend and otherwise handle the action, suit or proceeding and matters related thereto (including, but not limited to, any counterclaims, cross-claims and defenses); and (3), except with respect to a criminal proceeding, permit the Corporation to assume total, complete and exclusive control of the action, suit or proceedings and all proceedings and matters related thereto (including, but not limited to, any counterclaims, cross-claims and defenses); and (4), in all respects, cooperate with the Corporation and its counsel in the defense and/or settlement of the action, suit or proceeding and in the prosecution and/or settlement of any counterclaims, cross-claims and defenses. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation of the Corporation or these Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

Certificates for Shares

Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be executed in the manner provided by applicable law and shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.

Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner thereof for all purposes and have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

ARTICLE XI

Amendments

These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.

/s/ James E. McGookey
(Secretary)

Date:	April 17, 2007

ANNEX A

ARTICLE IX

Stock

Section 1. Form and Execution. Shares of the Corporation’s stock may be owned either in (i) certificated form, in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Director Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed. Each shareholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned in the Corporation.

Each certificate shall be executed in the manner provided by applicable law. The signatures on a certificated stock certificate may be manual, facsimile, engraved, stamped or printed. Even if any officer of the Corporation whose signature appears on a share certificate ceases to be such officer before the certificate is delivered, the certificate may be issued by the Corporation with the same effect as if the officer held such office on the date of its delivery.

Section 2. Transfers. Transfers of shares of the Corporation’s stock shall be accomplished either (i), if in certificated form, by a transfer of the stock certificate representing the shares, or (ii), if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, the Corporation shall issue new shares to the person entitled thereto, cancel the old shares and record the transaction on its books.